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                                                                    EXHIBIT 23.2



                     [LETTERHEAD OF KPMG PEAT MARWICK LLP]



                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------



The Board of Directors
Norwest Corporation:

We consent to the use of our report dated January 17, 1996 incorporated herein by reference and to the reference to our firm under the heading "EXPERTS" in the prospectus. Our report refers to Norwest Corporation's adoption in 1995 of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 122, "Accounting for Mortgage Servicing Rights, an amendment of FASB Statement No. 65."



                                /s/ KPMG Peat Marwick LLP


Minneapolis, Minnesota
April 4, 1996